SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.

Form 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported:)	May 12, 2011

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification No.)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 2.02.  Results of Operations and Financial Condition

     Tandy Leather Factory, Inc. on May 12, 2011 issued a press release regarding its financial results for the three months ended March 31, 2011.  A copy of the press release is attached as Exhibit 99.1.

     The information in this report and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

No.                     Exhibit
99.1                     Press release dated May 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: May 12, 2011	By: /s/ Jon Thompson
Jon Thompson, Chief Executive Officer and President

EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                 May 12, 2011

TANDY LEATHER FACTORY REPORTS 1ST QUARTER 2011 EARNINGS UP 21%
REITERATES 2011 REVENUE AND EARNINGS GUIDANCE DESPITE MARGIN PRESSURE

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the first quarter of 2011.  Net income for the quarter ended March 31, 2011 was $1,151,000, up from net income of $948,000 in the first quarter of 2010, an increase of 21%.  Fully-diluted earnings per share for the quarter were $0.11 in the current quarter, compared to $0.09 in last year’s first quarter.  Total sales for the first quarter were $15.9 million, an increase of 8.9% compared to 2010’s first quarter sales of $14.6 million.

Sales from the Retail Leathercraft division, consisting of the Tandy Leather retail store chain, increased $1 million in the first quarter, up 14% from last year's first quarter sales.  The store chain consisted of seventy-six stores as of March 31, 2011 and 2010.  First quarter sales for the Wholesale Leathercraft division, consisting of the Leather Factory wholesale stores and the National Account group, increased $133,000, or 2% from the same quarter last year.  International Leathercraft, consisting of one store located in the United Kingdom, added sales of $509,000 for the quarter, a 32% increase over last year’s first quarter sales of $384,000.

Consolidated gross profit margin decreased from 61.5% in the first quarter of 2010 to 60.0% in the first quarter of 2011 due to rising product costs.  Operating expenses increased $172,000 in the first quarter of 2011 to $7.6 million compared to $7.4 million in the first quarter of 2010, decreasing as a percentage of revenue from 51.0% in 2010 to 47.9% in 2011.

Jon Thompson, Chief Executive Officer and President, commented, “The first quarter was successful as both sales and earnings increased.  Further, all three divisions contributed to the sales gain and earnings growth.  Gross margin is down slightly as we have discussed in our last several news releases.  Product costs are on the rise and we expect they will remain high through the remainder of the year.  Our buyers are working hard to limit cost increases as much as possible, but it is getting more difficult.  Until we can adjust selling prices in the fourth quarter, the pressure on margins continues.”

Shannon L. Greene, Chief Financial Officer, added, “We controlled our operating expenses well for the quarter as they only rose 2% compared to a year ago.  With pressure on gross margin, it is even more important to keep operating expenses in check to maximize earnings.  Our inventory levels are higher than we would prefer, however, we prepared for a nationwide Open House event in early April that accounted for a large portion of the inventory reduction originally expected in March.  Also, in order to protect margins as much as possible, we will continue to purchase larger quantities of our stock leathers as they become available if we can negotiate aggressive pricing by buying in bulk and paying cash.  Despite the challenges, we believe we are on track to meet our 2011 guidance.”

Tandy Leather Factory, Inc., (http://www.tandyleatherfactory.com), headquartered in Fort Worth, Texas, is a specialty retailer and wholesale distributor of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 29 Leather Factory stores, located in 19 states and 3 Canadian provinces, 76 Tandy Leather retail stores, located in 36 states and 6 Canadian provinces, and one combination wholesale/retail store located in the United Kingdom.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Contact:	Shannon L. Greene, Tandy Leather Factory, Inc.	(817) 872-3200 or sgreene@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 03/31/11		Quarter Ended 03/31/10
	Sales	Operating Income	Sales	Operating Income
Wholesale Leathercraft	$6,720,709	$808,314	$6,587,804	$534,196
Retail Leathercraft	8,649,152	1,004,042	7,616,296	922,738
International	509,179	100,132	384,438	79,434
Total Operations	$15,879,040	$1,912,488	$14,588,538	$1,536,368

Wholesale Leathercraft	Quarter Ended 03/31/11		Quarter Ended 03/31/10
	# of stores	Sales	# of stores	Sales
Same store sales	29	$5,933,280	29	$5,694,280
Closed store sales	-	-	1	88,896
National account group		787,429		804,628
Total Sales – Wholesale Leathercraft	29	$6,720,709	30	$6,587,804

Retail Leathercraft	Quarter Ended 03/31/11		Quarter Ended 03/31/10
	# of stores	Sales	# of stores	Sales
Same store sales	75	$8,554,309	75	$7,583,485
New store sales	1	94,843	1	32,811
Total Sales – Retail Leathercraft	76	$8,649,152	76	$7,616,296

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	03/31/2011 (unaudited)	12/31/2010 (audited)
ASSETS
CURRENT ASSETS:
Cash	$3,605,189	$4,293,746
Short-term investments, including certificates of deposit	1,616,593	1,621,593
Accounts receivable-trade, net of allowance for doubtful accounts
of $118,000 and $147,000 in 2011 and 2010, respectively	1,434,117	1,253,639
Inventory	20,209,855	20,236,028
Deferred income taxes	302,121	307,509
Other current assets	1,669,881	1,056,201
Total current assets	28,837,756	28,768,716

PROPERTY AND EQUIPMENT, at cost	14,539,446	14,390,662
Less accumulated depreciation and amortization	(4,333,607)	(4,106,121)
	10,205,839	10,284,541

GOODWILL	994,009	990,368
OTHER INTANGIBLES, net of accumulated amortization of
$507,000 and $495,000 in 2011 and 2010, respectively	221,778	232,416
OTHER assets	318,869	319,533
	$40,578,251	$40,595,574

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,024,797	$1,247,821
Accrued expenses and other liabilities	2,707,485	4,893,236
Income taxes payable	555,879	554,380
Current maturities of long-term debt	202,500	202,500
Total current liabilities	5,490,661	6,897,937

DEFERRED INCOME TAXES	788,819	628,543

LONG-TERM DEBT, net of current maturities	3,256,875	3,307,500

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares authorized;
none issued or outstanding; attributes to be determined on issuance	-	-
Common stock, $0.0024 par value; 25,000,000 shares authorized;
11,150,065 shares issued at 2011 and 2010;
10,156,442 shares outstanding at 2011 and 2010	26,760	26,760
Paid-in capital	5,722,287	5,703,387
Retained earnings	27,579,911	26,429,335
Treasury stock at cost (993,623 shares at 2011 and 2010)	(2,894,068)	(2,894,068)
Accumulated other comprehensive income	607,006	496,180
Total stockholders' equity	31,041,896	29,761,594
	$40,578,251	$40,595,574

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2011 and 2010

	2011	2010
NET SALES	$15,879,040	$14,588,538
COST OF SALES	6,354,192	5,611,942
Gross profit	9,524,848	8,976,596

OPERATING EXPENSES	7,612,360	7,440,228
INCOME FROM OPERATIONS	1,912,488	1,536,368

OTHER (INCOME) EXPENSE:
Interest expense	62,003	65,604
Other, net	48,832	(1,467)
Total other (income) expense	110,835	64,137

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,801,653	1,472,231

PROVISION FOR INCOME TAXES	651,077	524,654

NET INCOME FROM CONTINUING OPERATIONS	1,150,576	947,577

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	-	536

NET INCOME	$1,150,576	$948,113

NET INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE:
BASIC	$0.11	$0.09
DILUTED	$0.11	$0.09

INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX PER COMMON SHARE:
BASIC	$0.00	$0.00
DILUTED	$0.00	$0.00

NET INCOME PER COMMON SHARE:
BASIC	$0.11	$0.09
DILUTED	$0.11	$0.09

Weighted Average Number of Shares Outstanding:
Basic	10,156,442	10,137,715
Diluted	10,169,701	10,213,677

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010

	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,150,576	$948,113
Income from discontinued operations	-	536
	1,150,576	947,577

Adjustments to reconcile net income to net cash provided by operating activities-
Depreciation and amortization	245,004	234,026
(Gain) loss on disposal or abandonment of assets	(2,925)	246
Non-cash stock-based compensation	18,900	-
Deferred income taxes	165,664	5,113
Other	102,119	80,343
Net changes in assets and liabilities, net of effect of business acquisitions:
Accounts receivable-trade, net	(180,478)	(262,172)
Inventory	26,173	(513,681)
Income taxes	1,499	35,575
Other current assets	(613,680)	(707,195)
Accounts payable-trade	776,976	428,607
Accrued expenses and other liabilities	(2,185,751)	(30,870)
Total adjustments	(1,646,499)	(730,008)
Net cash(used in) provided by continuing operating activities	(495,923)	217,569
Cash provided from discontinued operations	-	6,831
Net cash (used in) provided by operating activities	(495,923)	224,400

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(169,186)	(99,117)
Purchases of certificates of deposit	-	(2,572,598)
Proceeds from maturities of certificates of deposit	5,000	594,000
Proceeds from sale of assets	21,513	90
Decrease (increase) in other assets	664	(3,297)
Net cash used in investing activities	(142,009)	(2,080,922)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital lease obligations	-	-
Payments on notes payable and long-term debt	(50,625)	(50,625)
Repurchase of common stock ( treasury stock)	-	(8,419)
Proceeds from exercise of stock options	-	-
Net cash provided by financing activities	(50,625)	(59,044)

NET INCREASE (DECREASE) IN CASH	(688,557)	(1,915,566)

CASH, beginning of period	4,293,746	7,891,962

CASH, end of period	$3,605,189	$5,976,396

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$62,003	$65,604
Income tax paid during the period, net of (refunds)	411,721	477,177